Home Office:
[20 Madison Ave. Ext., P.O. Box 5555, Albany, NY 12205-0555]

                                                           [RIVERSOURCE(SM) LOGO
                                                                      ANNUITIES]

Portfolio Navigator Asset Allocation Program
Enrollment Request
American Centurion Life Assurance Company (ACL)
--------------------------------------------------------------------------------

FOR USE WITH RIVERSOURCE INNOVATIONS(SM) SELECT VARIABLE ANNUITY.

PLEASE COMPLETE THE FOLLOWING STEPS TO ENROLL IN THE PORTFOLIO NAVIGATOR ASSET ALLOCATION PROGRAM:

STEP 1: DETERMINE YOUR INVESTMENT STYLE. Complete the Investor Questionnaire with your registered representative to determine your investment style.

STEP 2: SELECT YOUR MODEL PORTFOLIO. Select the model portfolio that most closely represents your investment style from the Investor Questionnaire.

I AM SELECTING A MODEL CONTRARY TO THE RESULTS OF, OR WITHOUT, COMPLETING THE INVESTOR QUESTIONNAIRE: ____________ <- INITIAL HERE

The pie charts below identify the sub-asset types and allocation targets for the model portfolios. The sub-asset percentages listed below may not add up to 100% due to rounding.

[ ] CONSERVATIVE
--------------------------------------------------------------------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

SUB-ASSET TYPE (1)
--------------------------------------------------------------------------------

[[ ] Cash Equivalents                                                [20.0%
[ ]  Investment Grade Bonds                                            42.0%
[ ]  High Yield Bonds                                                  12.0%
[ ]  International Bonds                                                6.0%
[ ]  Large Cap Value                                                    3.7%
[ ]  Large Cap Blend                                                    3.7%
[ ]  Large Cap Growth                                                   3.7%
[ ]  Mid Cap Value                                                      1.1%
[ ]  Mid Cap Blend                                                      1.1%
[ ]  Mid Cap Growth                                                     1.1%
[ ]  Small Cap Value                                                    0.5%
[ ]  Small Cap Blend                                                    0.5%
[ ]  Small Cap Growth                                                   0.5%
[ ]  International Developed                                            3.0%
[ ]  International Emerging ]                                           1.0%]

PORTFOLIO NAVIGATOR COMPOSITION
[ AllianceBernstein VP International Value Portfolio (Class B)           [1%
American Century(R) VP Ultra, Class II                                    2%
Columbia High Yield, Class B                                              7%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                      5%
Franklin Mutual Shares Class 2                                            2%
FTVIPT Templeton Global Income Fund - Class 2                             8%
Goldman Sachs VIT Mid Cap Value                                           1%
Oppenheimer Strategic Bond Fund/VA, Service Shares                        7%
Putnam Small Cap Value, IB                                                1%
RiverSource(SM) VP - Cash Management Fund                                11%
RiverSource(SM) VP Diversified Bond                                      24%
RiverSource(SM) VP Diversified Equity Income Fund                         3%
RiverSource(SM) VP Global Inflation Protected Securities                 13%
RiverSource(SM) VP Short Duration U.S. Government Fund                    9%
Van Kampen LIT Comstock Portfolio Class II Shares                         3%
Van Kampen UIF U.S. Real Estate Portfolio Class II Shares                 1%
Wanger International Small Cap ]                                          2%]

--------------------------------------------------------------------------------

                                          MODEL PORTFOLIOS continue on next page

ORIGINAL -- ACL HOME OFFICE
2ND COPY -- CONTRACT OWNER         3RD COPY -- AGENCY          4TH COPY -- AGENT

274077                             Page 1 of 6                        [A (5/06)]

MODEL PORTFOLIOS continued from previous page

[ ] MODERATELY CONSERVATIVE
--------------------------------------------------------------------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

SUB-ASSET TYPE (1)
--------------------------------------------------------------------------------

[[ ] Cash Equivalents                                                [10.0%
[ ]  Investment Grade Bonds                                            38.5%
[ ]  High Yield Bonds                                                  11.0%
[ ]  International Bonds                                                5.5%
[ ]  Large Cap Value                                                    6.5%
[ ]  Large Cap Blend                                                    6.5%
[ ]  Large Cap Growth                                                   6.5%
[ ]  Mid Cap Value                                                      1.9%
[ ]  Mid Cap Blend                                                      1.9%
[ ]  Mid Cap Growth                                                     1.9%
[ ]  Small Cap Value                                                    0.9%
[ ]  Small Cap Blend                                                    0.9%
[ ]  Small Cap Growth                                                   0.9%
[ ]  International Developed                                            5.3%
Investment Emerging ]                                                   1.8%]

PORTFOLIO NAVIGATOR COMPOSITION
[ AllianceBernstein VP International Value Portfolio (Class B)          [ 2%
American Century(R) VP Ultra, Class II                                    3%
Columbia High Yield, Class B                                              6%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                     10%
Franklin Mutual Shares Class 2                                            3%
FTVIPT Templeton Global Income Fund - Class 2                             7%
Goldman Sachs VIT Mid Cap Value                                           1%
Oppenheimer Strategic Bond Fund/VA, Service Shares                        5%
Putnam Small Cap Value, IB                                                2%
RiverSource(SM) VP - Cash Management Fund                                 1%
RiverSource(SM) VP Diversified Bond                                      24%
RiverSource(SM) VP Diversified Equity Income Fund                         6%
RiverSource(SM) VP Emerging Markets                                       1%
RiverSource(SM) VP Global Inflation Protected Securities                 12%
RiverSource(SM) VP Income Opportunities                                   3%
RiverSource(SM) VP Short Duration U.S. Government Fund                    5%
Van Kampen LIT Comstock Portfolio Class II Shares                         6%
Van Kampen UIF U.S. Real Estate Portfolio Class II Shares                 1%
Wanger International Small Cap ]                                          2% ]

--------------------------------------------------------------------------------

[ ] MODERATE
--------------------------------------------------------------------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

SUB-ASSET TYPE (1)
--------------------------------------------------------------------------------

[[ ]  Cash Equivalents                                                [ 5.0%
[ ]  Investment Grade Bonds                                            31.5%
[ ]  High Yield Bonds                                                   9.0%
[ ]  International Bonds                                                4.5%
[ ]  Large Cap Value                                                    9.3%
[ ]  Large Cap Blend                                                    9.3%
[ ]  Large Cap Growth                                                   9.3%
[ ]  Mid Cap Value                                                      2.7%
[ ]  Mid Cap Blend                                                      2.7%
[ ]  Mid Cap Growth                                                     2.7%
[ ]  Small Cap Value                                                    1.3%
[ ]  Small Cap Blend                                                    1.3%
[ ]  Small Cap Growth                                                   1.3%
[ ]  International Developed                                            7.5%
[ ]  International Emerging]                                            2.5% ]

PORTFOLIO NAVIGATOR COMPOSITION
[ AllianceBernstein VP International Value Portfolio (Class B)          [ 3%
American Century(R) VP Ultra, Class II                                    4%
Columbia High Yield, Class B                                              4%
Dreyfus IP Technology, Service Shares                                     1%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                     12%
Fidelity VIP Mid Cap Portfolio Svc Cl 2                                   2%
Franklin Mutual Shares Class 2                                            4%
FTVIPT Templeton Global Income Fund - Class 2                             6%
Goldman Sachs VIT Mid Cap Value                                           4%
Oppenheimer Strategic Bond Fund/VA, Service Shares                        5%
Putnam Small Cap Value, IB                                                2%
RiverSource(SM) VP Diversified Bond                                      19%
RiverSource(SM) VP Diversified Equity Income Fund                         8%
RiverSource(SM) VP Emerging Markets                                       2%
RiverSource(SM) VP Global Inflation Protected Securities                 10%
RiverSource(SM) VP Income Opportunities                                   4%
Van Kampen LIT Comstock Portfolio Class II Shares                         7%
Wanger International Small Cap ]                                          3% ]

--------------------------------------------------------------------------------

                                          MODEL PORTFOLIOS continue on next page

274077                             Page 2 of 6                        [A (5/06)]

MODEL PORTFOLIOS continued from previous page

[ ] MODERATELY AGGRESSIVE
--------------------------------------------------------------------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

SUB-ASSET TYPE (1)
--------------------------------------------------------------------------------

[[ ]  Cash Equivalents                                                [ 5.0%
[ ]  Investment Grade Bonds                                            21.0%
[ ]  High Yield Bonds                                                   6.0%
[ ]  International Bonds                                                3.0%
[ ]  Large Cap Value                                                   12.1%
[ ]  Large Cap Blend                                                   12.1%
[ ]  Large Cap Growth                                                  12.1%
[ ]  Mid Cap Value                                                      3.5%
[ ]  Mid Cap Blend                                                      3.5%
[ ]  Mid Cap Growth                                                     3.5%
[ ]  Small Cap Value                                                    1.7%
[ ]  Small Cap Blend                                                    1.7%
[ ]  Small Cap Growth                                                   1.7%
[ ]  International Developed                                            9.8%
[ ]  International Emerging]                                            3.3% ]

PORTFOLIO NAVIGATOR COMPOSITION
[ AllianceBernstein VP International Value Portfolio (Class B)          [ 3%
American Century(R) VP Ultra, Class II                                    8%
Dreyfus IP Technology Service Shares                                      2%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                     14%
Fidelity VIP Mid Cap Portfolio Service Class 2                            3%
Fidelity VIP Overseas Portfolio Service Class 2                           1%
Franklin Mutual Shares Cl 2                                               5%
FTVIPT Templeton Global Income Fund - Class 2                             5%
Goldman Sachs VIT Mid Cap Value Fund                                      5%
Oppenheimer Strategic Bond Fund/VA, Service Shares                        4%
Putnam Small Cap Value, IB                                                3%
RiverSource(SM) VP Diversified Bond                                      11%
RiverSource(SM) VP Diversified Equity Income Fund                         9%
RiverSource(SM) VP Emerging Markets                                       3%
RiverSource(SM) VP Global Inflation Protected Securities                  7%
RiverSource(SM) VP Income Opportunities                                   5%
Van Kampen LIT Comstock Portfolio Class II Shares                         9%
Wanger International Small Cap ]                                          3% ]

--------------------------------------------------------------------------------

[ ] AGGRESSIVE
--------------------------------------------------------------------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

SUB-ASSET TYPE (1)
--------------------------------------------------------------------------------

[ ]  Cash Equivalents                                                 [ 0.0%
[ ]  Investment Grade Bonds                                            14.0%
[ ]  High Yield Bonds                                                   4.0%
[ ]  International Bonds                                                2.0%
[ ]  Large Cap Value                                                   14.9%
[ ]  Large Cap Blend                                                   14.9%
[ ]  Large Cap Growth                                                  14.9%
[ ]  Mid Cap Value                                                      4.3%
[ ]  Mid Cap Blend                                                      4.3%
[ ]  Mid Cap Growth                                                     4.3%
[ ]  Small Cap Value                                                    2.1%
[ ]  Small Cap Blend                                                    2.1%
[ ]  Small Cap Growth                                                   2.1%
[ ]  International Developed                                           12.0%
  International Emerging                                                4.0% ]

PORTFOLIO NAVIGATOR COMPOSITION
[ AllianceBernstein VP International Value Portfolio (Class B)          [ 4%
American Century(R) VP Ultra, Class II                                   10%
Dreyfus IP Technology, Service Shares                                     2%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                     17%
Fidelity VIP Mid Cap Portfolio Service Class 2                            3%
Fidelity VIP Overseas Portfolio Service Class 2                           1%
Franklin Mutual Shares Class 2                                            7%
FTVIPT Templeton Global Income Fund - Class 2                             2%
Goldman Sachs VIT Mid Cap Value                                           7%
Oppenheimer Strategic Bond Fund/VA, Service Shares                        2%
Putnam Small Cap Value, IB                                                6%
RiverSource(SM) VP Diversified Bond                                       3%
RiverSource(SM) VP Diversified Equity Income Fund                         9%
RiverSource(SM) VP Emerging Markets                                       4%
RiverSource(SM) VP Global Inflation Protected Securities                  5%
RiverSource(SM) VP Income Opportunities                                   2%
Van Kampen LIT Comstock Portfolio Class II Shares                         9%
Wanger International Small Cap                                            5%
Wanger U.S. Smaller Companies  ]                                          2% ]

--------------------------------------------------------------------------------

274077                             Page 3 of 6                        [A (5/06)]

STEP 3: SIGNATURE. Read and indicate your agreement by signing below.

I ACKNOWLEDGE:

o Receipt of the current variable annuity prospectus, which describes the Portfolio Navigator asset allocation program, including important disclosure of competing interests, limitations, restrictions and risks that apply in connection with the use of the Portfolio Navigator program with my variable annuity.

o There is no charge to participate in the Portfolio Navigator asset allocation program.

o     I may not use more than one model portfolio at a time.

o I am allowed to request a change to another model portfolio twice per contract year.

o Participation in the Portfolio Navigator asset allocation program neither guarantees a profit nor protects my variable annuity against a loss.

o If my variable annuity contract is held within a "plan" subject to Section 4975 of the Internal Revenue Code of1986, as amended, including an "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, I understand and agree that I or another named fiduciary of the plan is solely responsible for selecting the variable annuity contract (including any riders), limiting the investment options to those that are available under the variable annuity contract, and determining whether and to what extent the variable annuity contract, the investment options available under it and which Model Portfolio are and remain appropriate for me.

o I understand that if the model portfolio I have selected is updated, I will be notified of the update in a reassessment letter and given the opportunity to instruct American Centurion Life Assurance Company (ACL) that I do not want my contract value to be reallocated to the revised model portfolio. If I do not notify ACL of my decision by the deadline given in the reassessment letter, my model portfolio will be reallocated to the revised model portfolio.

o     I have reviewed the Additional Disclosures on page 6.

o I have received a copy of Part II of Form ADV for RiverSource Investments, LLC (or other brochure meeting the requirements of Rule 204-3 under the Investment Advisers Act of 1940) and a copy of the related Portfolio Navigator asset allocation program investment advisory agreement, each attached to the variable annuity prospectus which describes the Portfolio Navigator asset allocation program, and agree that I have adequate information about RiverSource Investments, LLC and its role with respect to the Portfolio Navigator asset allocation program.

o By signing this form, I am retaining RiverSource Investments, LLC, a registered investment adviser under the Investment Advisers Act, to provide the limited investment advisory services described in the Portfolio Navigator asset allocation program investment advisory agreement under the terms and conditions set forth in the investment advisory agreement. I UNDERSTAND THAT THE PORTFOLIO NAVIGATOR ASSET ALLOCATION PROGRAM INVESTMENT ADVISORY AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN SECTION 15.

IF I AM USING THE PORTFOLIO NAVIGATOR PROGRAM IN CONJUNCTION WITH THE OPTIONAL ACCUMULATION PROTECTOR BENEFIT(SM) RIDER, I ALSO ACKNOWLEDGE:

o I am required to participate in the Portfolio Navigator program under the terms of the rider, and there is no additional charge to participate.

o Rider charges may vary by model portfolio selection and will change if I change my portfolio model to one for which the price is higher or if f I elect to Step-up the Minimum Contract Accumulation Value and the charge for new riders is higher.

o My waiting period will restart if I elect to change my model portfolio to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.

o I may not discontinue my participation in the Portfolio Navigator program as long as my rider is in effect, however I have the right at all times to make a full withdrawal of my contract value and thus, terminate my contract.

o I may not terminate the rider, but it will automatically terminate at the end of the waiting period.

o Because the Accumulation Protector Benefit(SM) requires that my contract value be invested in one of the model portfolios as long as the rider is in effect, and I CANNOT TERMINATE THE ACCUMULATION PROTECTOR BENEFIT(SM) RIDER, I must terminate my contract by requesting a full withdrawal if I do not want to participate in any of the asset allocation model portfolios while the rider is in effect. Withdrawal charges and tax penalties may apply. THEREFORE, I SHOULD NOT SELECT THE ACCUMULATION PROTECTOR BENEFIT(SM) RIDER IF I DO NOT INTEND TO CONTINUE PARTICIPATING IN ONE OF THE ASSET ALLOCATION MODEL PORTFOLIOS DURING THE PERIOD OF TIME THE ACCUMULATION PROTECTOR BENEFIT(SM) RIDER IS IN EFFECT.

o FOR TAX-QUALIFIED CONTRACTS: The benefit provided by the rider may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy minimum distribution rules will reduce any potential benefit that the rider provides. If the initial Waiting Period includes time in which I must begin taking required minimum distributions, I have consulted my tax advisor to consider whether the benefit is appropriate for my circumstances.

IF I AM USING THE PORTFOLIO NAVIGATOR PROGRAM IN CONJUNCTION WITH THE OPTIONAL GUARANTOR WITHDRAWAL BENEFIT FOR LIFE(SM) RIDER, I ALSO ACKNOWLEDGE:

o I am required to participate in the Portfolio Navigator program under the terms of the rider, and there is no additional charge to participate.

o Rider charges may vary by model portfolio selection and will change if I change my model portfolio to one for which the price is higher, or if I elect to Step-up the Remaining Benefit Amount (RBA) and/or the Annual Lifetime Payment (ALP) and the charge for new riders is higher.

o I may not discontinue my participation in the Portfolio Navigator program as long as my rider is in effect, however I have the right at all times to make a full withdrawal of my contract value and thus, terminate my contract.

o I may not discontinue my participation in the Portfolio Navigator program as long as my rider is in effect; however, I have the right at all times to make a full withdrawal of my contract value and thus, terminate my contract.

o Because the Guarantor Withdrawal Benefit Life(SM) rider requires that my contract value be invested in one of the model portfolios for the life of the contract, and I CANNOT TERMINATE THE GUARANTOR WITHDRAWAL BENEFIT FOR LIFE(SM) RIDER ONCE I HAVE SELECTED IT, I must terminate my contract by requesting a full withdrawal if I do not want to participate in any of the model portfolios. Withdrawal charges and tax penalties may apply. THEREFORE, I SHOULD NOT SELECT THE GUARANTOR WITHDRAWAL BENEFIT FOR LIFE(SM) RIDER IF I DO NOT INTEND TO CONTINUE PARTICIPATING IN ONE OF THE MODEL PORTFOLIOS FOR THE LIFE OF THE CONTRACT.

o Contracts issued with an initial purchase payment higher than the Maximum Total ACL Variable Annuity Purchase Payment Per Annuitant Life (shown under Contract Data) require corporate officer approval and may require limitation of the number of models available for selection.

o FOR TAX-QUALIFIED CONTRACTS: In most situations, required minimum distributions will not result in excess withdrawal procedures. However, in limited circumstances, an excess withdrawal due to a required distribution would be subject to the Guaranteed Benefit Amount (GBA) excess withdrawal procedure, the RBA excess withdrawal procedure, and/or the ALP excess withdrawal procedure. If I plan to exercise the benefit before or after my required minimum distribution date, I have consulted my tax advisor to consider whether the benefit is appropriate for my circumstances.

274077                             Page 4 of 6                        [A (5/06)]

IF I AM USING THE PORTFOLIO NAVIGATOR PROGRAM IN CONJUNCTION WITH AN OPTIONAL INCOME ASSURER BENEFIT(SM) RIDER, I ALSO ACKNOWLEDGE:

o I am required to participate in the Portfolio Navigator program under the terms of the rider, and there is no additional charge to participate.

o Rider charges may vary by model portfolio selection and will change if I change my model portfolio to one for which the price is higher.

o My waiting period will restart if I elect to change my model portfolio to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.

o I may not discontinue my participation in the Portfolio Navigator program as long as my rider is in effect, however I have the right at all times to make a full withdrawal of my contract value and thus, terminate my contract.

o I may terminate the rider during a 30-day period after the first rider anniversary and at any time after the end of the waiting period.

o Because the Income Assurer Benefit(SM) requires that my contract value be invested in one of the model portfolios as long as the rider is in effect, and I CANNOT TERMINATE THE INCOME ASSURER BENEFIT(SM) RIDER DURING THE FIRST CONTRACT YEAR, NOR BETWEEN THE 30-DAY PERIOD AFTER THE FIRST RIDER ANNIVERSARY AND THE END OF THE WAITING PERIOD, I must terminate my contract by requesting a full withdrawal if I do not want to participate in any of the model portfolios during those time periods. Withdrawal charges and tax penalties may apply. THEREFORE, I SHOULD NOT SELECT THE INCOME ASSURER BENEFIT(SM) RIDER IF I DO NOT INTEND TO CONTINUE PARTICIPATING IN ONE OF THE MODEL PORTFOLIOS DURING THE PERIOD OF TIME THE INCOME ASSURER BENEFIT(SM) RIDER IS IN EFFECT.

o FOR TAX-QUALIFIED CONTRACTS: The benefit provided by the rider may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base, and because I may be unable to exercise the benefit altogether. If I plan to exercise the benefit before or after my required minimum distribution date, I have consulted my tax advisor to consider whether the benefit is appropriate for my circumstances.

I DIRECT ACL:

o to invest my initial and all future purchase payments and applicable credits, if any, under my variable annuity contract in accordance with the specific Portfolio Navigator model portfolio that I have selected above unless changed by me upon future written notice to ACL.

o to rebalance my variable annuity contract values quarterly in accordance with the allocation percentages specified above for the model portfolio I selected. to transfer from my DCA Fixed Account, if any, to the model portfolio I have selected above.

o to reallocate my contract value to an updated version of the model portfolio I have selected above, unless in response to the reassessment letter, I instruct ACL that I do not want my contract value to be reallocated to the revised model portfolio.

o     to send me written confirmation of these transactions.

Contract Number
                 --------------------------------------

_______________________________________________________
Owner/Applicant Name

X _____________________________________________________          _______________
 Owner/Applicant Signature                                           Date

_______________________________________________________
 Joint Owner/Applicant Name

X _____________________________________________________          _______________
 Joint Owner/Applicant Signature                                     Date

_______________________________________________________
 Registered Representative Name

X _____________________________________________________          _______________
Registered Representative Signature                                  Date

274077                             Page 5 of 6                        [A (5/06)]

PLEASE REVIEW THE FOLLOWING ADDITIONAL DISCLOSURES:

PROGRAM CHANGES

ACL reserves the right to change the terms and conditions of the Portfolio Navigator asset allocation program upon written notice to you. This includes the right to offer more or fewer model portfolios and to vary the allocation options and/or the allocation percentages within the model portfolios. ACL also retains the right to add, combine or remove investment options available under your annuity contract at any time. If permitted under applicable securities law, ACL reserves the right to substitute a fund or funds for your current model portfolio. ACL reserves the right to discontinue the Portfolio Navigator asset allocation program. ACL will give you 30 days' written notice of any such change.

INVESTOR QUESTIONNAIRE

You may use the Investor Questionnaire to help you evaluate your investment time horizon, long-term goals and expectations, and tolerance for short-term risk and, based on this information, help you evaluate which one of the model portfolios may be appropriate for you. The Investor Questionnaire should not be considered as a tool to evaluate the suitability of an investment in a RiverSource(SM) variable annuity contract. You are solely responsible for determining whether the annuity contract is a suitable investment generally, and, if so, which model portfolio is appropriate for you. You are also solely responsible for your decisions to change to an updated or different model portfolio. Your investment professional can help you make these decisions and can provide you with the Investor Questionnaire.

For more information about RiverSource(SM) variable annuities, including fees and expenses, call (800) 504-0469 for a prospectus. Read the prospectus carefully before you invest or send money.

Variable annuities are subject to market risk including potential loss of the principal invested.

Ameriprise Financial Services, Inc. (Distributor), Member NASD, a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). RiverSource(SM) insurance and annuity branded products are issued by American Centurion Life Assurance Company, Albany, NY, an Ameriprise Financial company.

THIS INFORMATION IS AUTHORIZED FOR USE WHEN PRECEDED OR ACCOMPANIED BY A CURRENT ANNUITY PROSPECTUS. YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE UNDERLYING INVESTMENT OPTIONS CAREFULLY BEFORE INVESTING. FOR A FREE COPY OF THE UNDERLYING INVESTMENT'S PROSPECTUS, WHICH CONTAINS THIS AND OTHER INFORMATION, CALL (800) 504-0469. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

274077                             Page 6 of 6                        [A (5/06)]